UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022 (November 18, 2021)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrenville Signing and Closing

On November 11, 2021, MHP Pursuits LLC, a North Carolina limited liability company (“MHP Pursuits”) and wholly owned subsidiary of Manufactured Housing Properties Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with R&S Properties, LLC and Piney Heights LLC for the purchase of two manufactured housing communities located in Warrenville, South Carolina consisting of 85 lots and 61 homes on approximately 45 acres (the “Property”) for a total purchase price of $3,050,000. On March 9, 2022, the Purchase Agreement was amended to extend the closing date to March 31, 2022.

On March 31, 2022, MHP Pursuits assigned its rights and obligations in the Purchase Agreement to (a) the Company’s newly formed wholly owned subsidiary Warrenville MHP LLC, a South Carolina limited liability company (“Warrenville MHP”); and to (b) Gvest Warrenville Homes LLC, a Delaware limited liability company (“Gvest Warrenville”), which is a wholly owned subsidiary of the Company’s variable interest entity Gvest Finance LLC, pursuant to an assignment of purchase and sale agreement (the “Assignment”). On March 31, 2022, closing of the Purchase Agreement was completed and Warrenville MHP purchased the land and land improvements, and Gvest Warrenville purchased the buildings. The Purchase Agreement also contains additional covenants, representations, and warranties that are customary of real estate purchase and sale agreements.

In connection with the closing of the Property, on March 31, 2022, Warrenville MHP and Gvest Warrenville entered into a loan agreement with Vanderbilt Mortgage and Finance Inc. for a loan in the principal amount of $2,440,000 (the “Loan Agreement”) and Warrenville MHP and Gvest Warrenville issued a promissory note to the lender for the same amount (the “Note”).

Interest on the disbursed and unpaid principal balance accrues from the date funds are first disbursed at a rate of 5.59% per annum and is calculated on the basis of a 360-day year and the actual number of calendar days elapsed. Monthly payments began on April 10, 2022 and are interest only for the first thirty-six months. The outstanding principal balance begins amortizing on March 10, 2025 through the maturity date of March 10, 2027. Warrenville MHP may prepay the Note in part or in full at any time if it pays a prepayment premium calculated in accordance with the Loan Agreement.

The Note is secured by a first priority security interest in the Property pursuant to a mortgage, assignment of leases and rents, security agreement, and fixture filing (the “Mortgage”), a security agreement and assignment of rents (the “Security Agreement”), as well as collateral assignment of the Company’s ownership interests in Warrenville MHP (the “Ownership Assignment”). The Note is guaranteed by Raymond M. Gee, the Company’s Chief Executive Officer.

The Loan Agreement and Note contain customary closing conditions, representations, and warranties, financial and other covenants and events of default for a loan of its type.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Assignment, the Loan Agreement, the Note, the Mortgage, the Security Agreement, and the Ownership Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached as exhibits hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Note and the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, on June 11, 2021, the Company launched an offering (the “Offering”) of up to 47,000 shares of its Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at a price of $1,000 per share, for maximum gross proceeds of $47 million.

The Offering is being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, pursuant to the Company’s offering statement on Form 1-A, originally filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, as amended (the “Offering Statement”), which was qualified by the SEC on June 11, 2021. The Offering will terminate at the earlier of: (1) the date on which the maximum amount of offered shares of Series C Preferred Stock has been sold, (2) the date which is one year after the Offering was qualified by the SEC, subject to an extension of up to an additional one year at the discretion of the Company and the Dealer Manager (as defined below), or (3) the date on which the Offering is earlier terminated by the Company in its sole discretion.

Arete Wealth Management LLC (the “Dealer Manager”) is acting as the Company’s managing broker-dealer for the Offering. The Dealer Manager has made no commitment to purchase all or any part of the shares of Series C Preferred Stock being offered but has agreed to use its best efforts to sell such shares in the Offering. As partial compensation, the Company agreed to pay the Dealer Manager concurrently with each closing of the Offering a selling commission of 4.00% of the gross offering proceeds of such closing and a dealer manager fee of 2.75% of the gross offering proceeds of such closing.

As previously reported, the Company has completed multiple closings of the Offering, pursuant to which the Company sold an aggregate of 10,027.4 shares of Series C Preferred Stock for total gross proceeds of $10,024,840. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $9,349,315.

On April 12, 2022, the Company completed an additional closing of the Offering, pursuant to which the Company sold an aggregate of 678 shares of Series C Preferred Stock for total gross proceeds of $678,000. After deducting the Dealer Manager’s fees, the Company received net proceeds of approximately $632,235.

Please see the Offering Statement for additional details regarding the Offering, including the terms of the Series C Preferred Stock being offered.

As noted above, the issuances of the Series C Preferred Stock were made in reliance upon an exemption from registration provided under Regulation A of Section 3(6) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Board of Directors of the Company appointed Michael Z. Anise to the position of Chief Operating Officer following Andrew Coatley’s resignation from such position on such date. Mr. Anise also resigned from his positions as Chief Financial Officer and President.  On the same date, the Board of Directors appointed Chelsea H. Gee, the Company’s current Vice President of Finance, to the position of Chief Financial Officer and appointed Jay Wardlaw to the position of President. On the same date, the Board of Directors also increased the size of the board from six to seven members and appointed Jay Wardlaw to the Board of Directors to fill the vacancy created by such increase.

Mr. Anise, age 45, served as the Company’s Chief Financial Officer since September 2017 and as President since August 2019. He also currently serves as a member of the Board of Directors since September 2017. From 2011 to 2017, Mr. Anise was chief financial officer of Crossroads Financial, a commercial finance company. Mr. Anise earned his BS degree in accounting, with a minor in finance, from Florida Atlantic University. Mr. Anise was selected to serve on the Board of Directors due to his finance experience.

Mrs. Gee, age 29, has served as the Company’s Vice President of Finance since January 2021. Mrs. Gee is a licensed Certified Public Accountant in North Carolina and Texas. Prior to joining the Company, she worked for Ernst and Young, LLP for five and half years as a tax accountant where she advised privately owned businesses and high net worth individuals with tax compliance, planning, and financial reporting, specializing in clients with flow through investments and within the real estate sector. In 2015, Mrs. Gee received her master’s degree in accounting from Southern Methodist University and was valedictorian. She also received her BBA degree with a focus in accounting and BA degree in philosophy from Southern Methodist University in 2014.

Mr. Wardlaw, age 55, was a managing director with the Birdsey Group focusing on business development, underwriting and debt and equity placements from 2020 to 2021.  From 2015-2020, Mr. Wardlaw was a managing director in Regions Banks Real Estate Capital Markets group marketing CMBS, FNMA, HUD, Affordable Housing, Credit Tenant Lease and Loan Placement products to Regions Bank clients. Prior to joining Regions in 2015, Mr. Wardlaw spent 14 years with Bank of America’s structured real estate finance group. In addition to banking experience, Mr. Wardlaw has six years of experience as a financial consultant with KPMG and PricewaterhouseCoopers. Mr. Wardlaw has FINRA series 63, 7 and 79 certifications and holds a BS degree in Business Administration from the University of North Carolina and an MBA from the University of Florida. Mr. Wardlaw was selected to serve on the Board of Directors due to his extensive finance and real estate experience.

Each of the newly appointed officers was appointed to serve until his or her successor is duly elected and qualified. Mrs. Gee is married to Richard M. Gee, a member of the Company’s Board of Directors. There are no other family relationships among the newly appointed officers and the Company’s existing directors and officers. There are no arrangements or understandings between the newly appointed officers and any other persons pursuant to which they were selected as officers. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed officer and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Managing Broker Dealer Agreement, dated June 11, 2021, between Manufactured Housing Properties Inc. and Arete Wealth Management, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on October 14, 2021)
3.1	Certificate of Designation of Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 2.4 to the Offering Statement on Form 1-A/A filed on May 26, 2021)
10.1	Purchase and Sale Agreement, dated November 18, 2021, between MHP Pursuits LLC, R&S Properties LLC, and Piney Heights LLC (incorporated by reference to Exhibit 6.23 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.2	First Amendment to Purchase and Sale Agreement, dated March 9, 2022, between MHP Pursuits LLC, R&S Properties LLC, and Piney Heights LLC (incorporated by reference to Exhibit 6.24 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.3	Assignment of Purchase and Sale Agreement, dated March 31, 2022, between MHP Pursuits LLC, Warrenville MHP LLC, and Gvest Warrenville Homes LLC (incorporated by reference to Exhibit 6.25 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.4	Loan Agreement, dated March 31, 2022, between Warrenville MHP LLC and Vanderbilt Mortgage and Finance, Inc. (incorporated by reference to Exhibit 6.99 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.5	Promissory Note, dated March 31, 2022, between Warrenville MHP LLC and Vanderbilt Mortgage and Finance, Inc. (incorporated by reference to Exhibit 6.100 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.6	Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated March 31, 2022, between Warrenville MHP LLC and Vanderbilt Mortgage and Finance, Inc. (incorporated by reference to Exhibit 6.101 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.7	Security Agreement and Assignment of Rents, dated March 31 2022, between Gvest Warrenville Homes LLC and Vanderbilt Mortgage and Finance, Inc. (incorporated by reference to Exhibit 6.102 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.8	Assignment of Ownership Interests, dated March 31, 2022, between Manufactured Housing Properties Inc. and Vanderbilt Mortgage and Finance, Inc. (incorporated by reference to Exhibit 6.103 to the Amended Offering Statement on Form 1-A/A filed on April 13, 2022)
10.9	Form of Subscription Agreement for Series C Preferred Stock Offering (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on June 11, 2021)
10.10	Escrow Agreement, dated June 15, 2021, among Manufactured Housing Properties Inc., Arete Wealth Management, LLC and Wilmington Trust, National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 14, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2022	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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